Exhibit 99.1

News Release	Zep Inc.

1310 Seaboard Industrial Blvd., NW
Atlanta, GA 30318

www.zepinc.com

Zep Inc. Reports Solid Second Quarter Results

Compared to the second quarter of last year,

•                  Revenue grew 7.7% to $163.4 million

•                  Gross profit margin grew by 260bps to 47.4%

•                  Earnings Per Share grew 9.1% to $0.12

•                  EBITDA increased $3.0 million or 34% to $11.8 million

•                  Zep Vehicle Care integration on-track

(ATLANTA — April 9, 2013) — Zep Inc. (NYSE: ZEP), a leading consumable packaged goods company that manufactures a wide variety of high-performance maintenance and cleaning chemicals, today reported financial results for the three-month period ended February 28, 2013.

Second quarter results reflected sales growth in retail, which were again driven by automotive aftermarket and by sales to new retailers, while our distribution channel again drove growth with industrial/MRO customers.  In addition, acquisitions added approximately $17.4 million to net sales during the quarter.

•                  Revenue in the second fiscal quarter of 2013 was $163.4 million, a 7.7% increase from the second fiscal quarter of 2012.

•                  Net income for the second fiscal quarter of 2013 was $2.8 million, a 14.7% increase compared to net income of $2.4 million in the second fiscal quarter of 2012.

•                  Diluted earnings per share (EPS) for the second fiscal quarter of 2013 was $0.12 compared to EPS of $0.11 in the second fiscal quarter of 2012.

•                  EBITDA (earnings before interest, taxes, depreciation and amortization expenses) for the second quarter of 2013 was $11.8 million compared to $8.8 million in the second fiscal quarter of 2012.

•                  EBITDA margin increased approximately 140 basis points to 7.3% in the second fiscal quarter of 2013 compared to 5.8% during the second fiscal quarter of 2012.

“We are very pleased with our second quarter results,” said John K. Morgan, Chairman, President and Chief Executive Officer of Zep Inc. “In the near term, we will continue to focus on the integration of Zep Vehicle Care, optimize our recent SAP implementation and utilize free cash flow to reduce debt.”

A more detailed discussion of the Company’s long-term objectives and financial goals may be found in our Forms 10-K and 10-Q filed with the Securities and Exchange Commission (“SEC”). The Forms 10-K and 10-Q are available via the Company’s website at www.zepinc.com.

Conference Call

The Company will host a conference call to discuss first quarter operating results on Tuesday, April 9, 2013 at 8:30 a.m. ET. The call and accompanying presentation will be webcast and may be accessed through the Company’s website at www.zepinc.com or by dialing in at 253-237-1190, conference ID: 81777174. A replay of the call will be posted to the website within two hours of completion of the conference call.

About Zep Inc.

Zep Inc., with fiscal year 2012 net sales of $654 million, is a leading consumable packaged goods company that manufactures a wide variety of high-performance maintenance and cleaning chemicals that help professionals and prosumers clean, maintain and protect their assets.  We are focused on the attractive industry dynamics of the transportation market and the industrial maintenance and repair operation (“MRO”) market which together now comprise approximately 61% of our revenue with the balance derived from sales into the facilities maintenance vertical.  We market these products and services under well recognized and established brand names, such as Zep®, Zep Commercial®, Zep Professional®, Enforcer®, National Chemical™, Selig™, Misty®, Next Dimension™, Petro®, i-Chem®, TimeMist®, TimeWick™, MicrobeMax®, Country Vet®, Konk®, Blue Coral®, Black Magic®, Rain-X®, Niagara National™, FC Forward Chemicals®, Rexodan®, Mykal™, and a number of private labeled brands.  Founded in 1937, some of Zep’s brands have been in existence since 1896.  Zep Inc. is headquartered in Atlanta, Georgia. Visit our website at www.zepinc.com.

Forward Looking Statements and use of Non-GAAP Information

This release contains, and other written or oral statements made by or on behalf of Zep may include, forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents that are filed with the SEC or in connection with oral statements made to the press, potential investors or others. Specifically, forward-looking statements may include, but are not limited to, statements relating to our future economic performance, business prospects, revenue, income, and financial condition; and statements preceded by, followed by, or that include the words “expects,” “believes,” “intends,” “will,” “anticipates,” and similar terms that relate to future events, performance, or our results. Examples of forward-looking statements in this press release include but are not limited to: statements regarding our plans to focus on the integration of Zep Vehicle Care, optimize our recent SAP implementation and to utilize free cash flow to reduce debt.

Our forward-looking statements are subject to certain risks and uncertainties that could cause actual results, expectations, or outcomes to differ materially from our historical experience as well as management’s present expectations or projections. These risks and uncertainties include, but are not limited to:

•                  economic conditions in general;

•                  customer and supplier relationships and prices;

•                  competition;

•                  ability to realize anticipated benefits from strategic planning initiatives and timing of benefits;

•                  market demand; and

•                  litigation and other contingent liabilities, such as environmental matters.

A variety of other risks and uncertainties could cause our actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. A number of those risks are discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended August 31, 2012. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

The unaudited consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”) are supplemented by a table of adjusted operating results, which includes non-GAAP financial information that is referenced in this press release, which includes EBITDA. This non-GAAP financial information is provided to enhance the user’s overall understanding of our financial performance. Specifically, management believes that EBITDA may provide additional information with respect to our performance or ability to meet our future debt service obligations, capital expenditures and working capital requirements.  This non-GAAP financial information should be considered in addition to, and not as a substitute for, or superior to, results prepared in accordance with GAAP. Moreover, this non-GAAP information may not be comparable to EBITDA reported by other companies because the items that affect net earnings that we exclude when calculating EBITDA may differ from the items excluded by other companies.  The non-GAAP financial information included in this earnings release has been reconciled to the nearest GAAP measure in the tables at the end of this press release.

Zep Inc.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per-share data)

	February 28, 2013	August 31, 2012
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,428	$3,513
Accounts receivable, less reserve for doubtful accounts of $3,947 at February 28, 2013, and $3,595 at August 31, 2012	97,674	93,522
Inventories	80,385	71,451
Deferred income taxes	6,741	6,702
Prepayments and other current assets	15,434	22,333
Total Current Assets	201,662	197,521
Property, Plant, and Equipment, at cost:
Land	5,642	5,680
Buildings and leasehold improvements	61,448	62,208
Machinery and equipment	123,320	114,310
Total Property, Plant, and Equipment	190,410	182,198
Less - Accumulated depreciation and amortization	106,120	101,277
Property, Plant, and Equipment, net	84,290	80,921
Other Assets:
Goodwill	122,767	84,604
Identifiable intangible assets	132,520	65,707
Deferred income taxes	1,006	979
Other long-term assets	17,133	5,555
Total Other Assets	273,426	156,845
Total Assets	$559,378	$435,287

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$25,000	$15,000
Accounts payable	52,367	53,461
Accrued compensation	17,967	17,334
Other accrued liabilities	22,272	27,947
Total Current Liabilities	117,606	113,742
Long-term debt, less current maturities	236,733	124,250
Deferred Income Taxes	11,873	8,574
Self-Insurance Reserves, less current portion	2,952	2,954
Other Long-Term Liabilities	16,254	17,850
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 22,003,731 issued and outstanding at February 28, 2013, and 21,832,328 issued and outstanding at August 31, 2012	220	218
Paid-in capital	99,640	97,481
Retained earnings	61,869	57,367
Accumulated other comprehensive income	12,231	12,851
Total Stockholders’ Equity	173,960	167,917
Total Liabilities and Stockholders’ Equity	$559,378	$435,287

Zep Inc.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	February 28 and 29,		February 28 and 29,
	2013	2012	2013	2012
Net Sales	$163,386	$151,715	$321,412	$305,213
Cost of Products Sold	85,946	83,720	169,010	164,291
Gross Profit	77,440	67,995	152,402	140,922
Selling, Distribution, and Administrative Expenses	69,162	62,343	135,953	127,864
Acquisition and Integration Costs	1,633	755	2,878	755
Operating Profit	6,645	4,897	13,571	12,303
Other Expense (Income):
Interest expense, net	2,275	1,368	3,520	2,801
Loss on foreign currency transactions	63	22	81	272
Bargain purchase gain from business combination	—	(613)	—	(613)
Miscellaneous expense, net	191	165	329	332
Total Other Expense	2,529	942	3,930	2,792
Income before Provision for Income Taxes	4,116	3,955	9,641	9,511
Provision for Income Taxes	1,325	1,521	3,369	3,499
Net Income	$2,791	$2,434	$6,272	$6,012

Earnings Per Share:

Basic Earnings per Share	$0.13	$0.11	$0.29	$0.28
Basic Weighted Average Number of Shares Outstanding	21,941	21,763	21,907	21,732

Diluted Earnings per Share	$0.12	$0.11	$0.28	$0.27
Diluted Weighted Average Number of Shares Outstanding	22,351	22,123	22,327	22,182

Dividends Declared per Share	$0.04	$0.04	$0.08	$0.08

Zep Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Six Months Ended
	February 28 and 29,
	2013	2012
Cash (Used for) Provided by Operating Activities:
Net income	$6,272	$6,012
Adjustments to reconcile net income to net cash (used for) provided by operating activities:
Depreciation and amortization	9,067	6,976
Gain on disposal of fixed assets	(15)	(43)
Excess tax benefits from share-based payments	22	(17)
Other non-cash charges	1,450	1,561
Deferred income taxes	3,233	77
Change in assets and liabilities, net of effect of acquisitions and divestitures -
Accounts receivable	2,397	8,999
Inventories	(8,889)	(9,922)
Prepayments and other current assets	(4,895)	(1,498)
Accounts payable	(1,205)	1,285
Accrued compensation and other current liabilities	(5,745)	(8,755)
Self insurance and other long-term liabilities	(1,965)	(1,080)
Other assets	(135)	(1,481)
Net Cash (Used for) Provided by Operating Activities	(408)	2,114
Cash Used for Investing Activities:
Purchases of property, plant, and equipment	(6,356)	(7,502)
Acquisitions, net of cash acquired	(116,827)	(8,243)
Loan to Innovation Partner	—	(12,500)
Proceeds from sale of property, plant, and equipment	15	43
Net Cash Used for Investing Activities	(123,168)	(28,202)
Cash Provided by (Used for) Financing Activities:
Proceeds from credit facility borrowings	274,308	173,500
Repayments of borrowings from credit facility	(151,825)	(149,750)
Employee stock issuances	733	336
Excess tax benefits from share-based payments	(22)	17
Dividend payments	(1,770)	(1,760)
Net Cash Provided by Financing Activities	121,424	22,343
Effect of Exchange Rate Changes on Cash	67	(155)
Net Change in Cash and Cash Equivalents	(2,085)	(3,900)
Cash and Cash Equivalents at Beginning of Period	3,513	7,219
Cash and Cash Equivalents at End of Period	$1,428	$3,319

Zep Inc.

RECONCILIATION OF NON-GAAP MEASURES (Unaudited)

(In thousands)

	Three Months Ended
	February 28 and 29,
	2013	2012
Reported (GAAP) Net Income	$2,791	$2,434

Interest expense, net	2,275	1,368
Provision for Income Taxes	1,325	1,521
Depreciation and Amortization	5,454	3,512

EBITDA	$11,845	$8,835

Investor Contact:

Don De Laria

VP, Investor Relations & Communications

404-350-6266

don.delaria@zep.com